PROTOCOL SYSTEMS, INC.

                        AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

PARTIES:     Protocol Systems, Inc. ("Company")
             8500 SW Creekside Place
             Beaverton, OR 97008

             Edward Kolasinski ("Executive")
             5605 SW Summit Street
             West Linn, OR 97068

DATE: March 1, 2000

                                        RECITALS:

     A. The Company and the Executive have entered into an Executive Employment Agreement dated as of August 21, 1998 (the "Employment Agreement").

     B. The Company and the Executive now desire to modify certain provisions of the Employment Agreement.

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Capitalized terms used herein but not defined herein have their defined meanings as set forth in the Employment Agreement.

     2. Section 2.3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     2.3 TERM. This Agreement shall remain in effect until the earlier of (i) termination pursuant to Article 4 or Article 6 of this Agreement or (ii) three (3) years from the date of this Agreement, provided however that if a Change of Control occurs within three (3) years from the date of this Agreement, then this Agreement shall remain in effect for two (2) years from the date of the first Change of Control event described in Section 6.1.1.

     3. Section 4.3.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     4.3.1 If the notice of termination is given by the Company, in addition to any other amounts payable to Executive, under this Section 4.3, the Company shall pay Executive within fifteen (15) days following termination, a lump sum amount equal to one (1) year's Base Salary.

     4. Section 4.4.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     4.4.1 In the event of the Executive's death, the Company shall pay an amount equal to six (6) month's Base Salary to the executor, administrator or other personal representative of the Executive's estate. The amount shall be paid as a lump sum as soon as practicable following Company's receipt of notice of the Executive's death. All such payments shall be in addition to any payments due pursuant to Section 4.4.3 below.

     5. Section 6.2.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     6.2.1 Change of Control Termination Payment. In the event of a Change of Control Termination as defined in Section 6.1.2, without further action by the Board, the Company shall, within thirty (30) days of such termination, make a lump sum payment to the Executive, equal to two (2) years' Base Salary.

     6. Section 6.2.2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     6.2.2 In addition to the amounts paid pursuant to Section 6.2.1 the Company shall pay to the Executive an amount equal to (a) two (2) times what the Executive would have received in incentive plan bonus for the year in which termination occurs as if the "target" goals had been achieved for that fiscal year, or (b) the actual amount of the incentive bonus to which the Executive would have been entitled had he remained with the Company based on the Company's actual performance, for the fiscal year in which termination occurs, whichever is greater. The amount provided by this
     Section 6.2.2 shall be earned and payable on the date that is fifteen (15) days after the date Executive would have been paid an annual incentive bonus had he remained with the Company for the fiscal year in which termination occurs.

     7. Section 6.5 of the Employment Agreement is hereby amended and restated in its entirety as follows:

     6.5 Vesting of Stock Options. All unvested stock options held by Executive, if any, shall vest immediately upon a Change of Control Termination as defined in Section 6.1.2. Executive may exercise such options in accordance with the terms and conditions of the stock option plan and the agreement pursuant to which such options were granted.

     8. Except as set forth and amended and restated herein, the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to Executive Employment Agreement to be duly executed on the day and year first written above.

EXECUTIVE                                  PROTOCOL SYSTEMS, INC.


____________________________________       By:________________________________
Edward Kolasinski                          Title:_____________________________